UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 4, 2017, Dana Financing Luxembourg S.à r.l. (the “Issuer”), a wholly-owned indirect subsidiary of Dana Incorporated (“Dana”), closed its offering of $400,000,000 in aggregate principal amount of its 5.750% Senior Notes due 2025 (the “Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an Indenture, dated as of April 4, 2017, between the Issuer, Dana, as guarantor, and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Issuer and will be fully and unconditionally guaranteed by Dana. Interest is payable on the Notes on April 15 and October 15 of each year, beginning October 15, 2017. The Notes will mature on April 15, 2025.

The Issuer may redeem the Notes in whole or in part on or after April 15, 2020 at redemption prices of 104.313%, 102.875%, or 101.438% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 15, 2020, 2021, or 2022, respectively, and a redemption price of 100.000% of the principal amount thereof on or after April 15, 2023, in each case plus accrued and unpaid interest to (but not including) the redemption date. Prior to April 15, 2020, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with an amount equal to the net cash proceeds of one or more equity offerings, at a price equal to 105.750% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date, provided that at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after the redemption. Prior to April 15, 2020, the Issuer also may redeem the Notes in whole or in part at a redemption price equal to 100.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to (but not including) the redemption date plus a “make-whole” premium.

Subject to certain limitations, in the event of a change of control of Dana, the Issuer will be required to make an offer to purchase the Notes at a purchase price equal to 101.000% of the principal amount of the Notes, plus accrued and unpaid interest to (but not including) the date of purchase.

The Notes will rank equally with all of Dana’s other unsecured senior indebtedness. The Notes will be effectively subordinated to any of Dana’s secured indebtedness, to the extent of the assets securing such indebtedness, and structurally subordinated to all of the debt and other liabilities of Dana’s subsidiaries other than the Issuer.

The Indenture contains restrictive covenants that, among other things, limit the ability of Dana and its restricted subsidiaries, including the Issuer, to: (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) use the proceeds from sales of assets and subsidiary stock, (v) create or permit restrictions on the ability of Dana’s restricted subsidiaries to pay dividends or make other distributions to Dana, (vi) enter into transactions with affiliates, and (vii) consolidate or merge or sell all or substantially all of Dana’s assets. The Indenture also contains a covenant limiting the ability of the Issuer to conduct any business operations other than those in connection with the issuance of the Notes and other debt permitted under the Indenture. The foregoing limitations are subject to exceptions as set forth in the Indenture. In addition, if in the future (i) the Notes have been assigned an investment grade rating from either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s (“S&P”) and a rating from the other rating agency of at least Ba1 in the case of Moody’s or BB+ in the case of S&P, and (ii) no default has occurred and is continuing, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes maintain these specified ratings. The Indenture also provides for customary events of default.

A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Indenture.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 7.01.	Regulation FD.

On April 4, 2017, Dana issued a news release announcing the closing of the offering of the Notes, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference. On April 4, 2017, Dana also issued a news release announcing the increase of the Tender Cap (as defined below) in its previously announced Tender Offer (as defined below) and its decision to exercise its right to accept the tendered notes for early purchase, subject to the proration factor described below. A copy of the news release is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

The information in this report (including Exhibit 99.1 and Exhibit 99.2 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On March 21, 2017, Dana commenced a tender offer (the “Tender Offer”) to purchase up to $75,000,000 aggregate principal amount (the “Initial Tender Cap”) of its outstanding $450,000,000 aggregate principal amount of 5.375% Senior Notes due 2021 (the “2021 Notes”). As of 5:00 p.m., New York City time, on April 3, 2017 (the “Early Tender Time”), Dana has been advised by D.F. King & Co., Inc., as the tender agent and information agent for the Tender Offer, that holders of $170,728,000 aggregate principal amount of the outstanding 2021 Notes had validly tendered their 2021 Notes pursuant to the Tender Offer. On April 4, 2017, Dana increased the Initial Tender Cap from $75,000,000 to $100,000,000 aggregate principal amount of 2021 Notes (the Initial Tender Cap, as increased, the “Tender Cap”).

On April 4, 2017, Dana exercised its right to accept for early purchase $100,000,000 aggregate principal amount of the 2021 Notes tendered at or prior to the Early Tender Time pursuant to the terms of Dana’s Offer to Purchase, dated March 21, 2017 (the “Offer to Purchase”).

Because the aggregate principal amount of 2021 Notes tendered pursuant to the Tender Offer at or prior to the Early Tender Time exceeded the Tender Cap, the amount of 2021 Notes accepted for purchase was determined by multiplying each holder’s tender by the proration factor. The proration factor for the 2021 Notes accepted for purchase was approximately 58.637%. Notwithstanding Dana’s exercise of its early settlement election, the Tender Offer will remain open until 12:00 midnight, New York City time, on April 17, 2017 (the “Expiration Time”), unless extended by Dana in its sole discretion. However, no 2021 Notes tendered after the Early Tender Time but at or before the Expiration Time will be accepted for payment unless Dana decides, in its sole discretion, to further increase the Tender Cap.

Each holder who validly tendered its 2021 Notes at or prior to the Early Tender Time and had such notes accepted by Dana received the total consideration of $1,040.31 per $1,000 principal amount of the 2021 Notes tendered, which included $30.00 per $1,000 principal amount as an early tender payment. In addition, accrued and unpaid interest up to, but not including, April 4, 2017, was paid in cash on all validly tendered and accepted 2021 Notes. As a result, Dana paid aggregate consideration of approximately $104.3 million for the validly tendered and accepted 2021 Notes.

The complete terms and conditions of the Tender Offer for the 2021 Notes are detailed in the Offer to Purchase and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer Documents”). The Tender Offer is being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed and furnished with this report.

Exhibit No.	Description

4.1	Indenture, dated April 4, 2017, among Dana Luxembourg Financing S.à r.l., Dana Incorporated and Wells Fargo Bank, National Association, as trustee.

99.1	Dana Incorporated News Release dated April 4, 2017 Announcing Dana’s Bond Offering Closing.

99.2	Dana Incorporated News Release dated April 4, 2017 Announcing the Tender Cap Increase and Early Results of Dana’s Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: April 4, 2017	By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated April 4, 2017, among Dana Luxembourg Financing S.à r.l., Dana Incorporated and Wells Fargo Bank, National Association, as trustee.

99.1	Dana Incorporated News Release dated April 4, 2017 Announcing Dana’s Bond Offering Closing.

99.2	Dana Incorporated News Release dated April 4, 2017 Announcing the Tender Cap Increase and Early Results of Dana’s Tender Offer.